UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2016

CONDUENT INCORPORATED

(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Mount Airy Road, Suite 100

Basking Ridge, New Jersey

07920

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 758-1200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 3, 2017, Conduent Incorporated (the “Company”), filed a Current Report on Form 8-K (the “Initial Filing”) with the Securities and Exchange Commission to report, among other things, the election of Ashok Vemuri, Paul Galant, Joie A. Gregor, Vincent J. Intrieri, Courtney Mather, Michael Nevin, Michael A. Nutter and William G. Parrett to serve as directors of the Company.

This Amendment No. 1 amends the Initial Filing to include the committee memberships of these newly elected directors as required by Item 5.02 of Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the election of Mr. Vemuri, Mr. Galant, Ms. Gregor, Mr. Intrieri, Mr. Mather, Mr. Nevin, Mr. Nutter and Mr. Parrett to serve as directors of the Company, the following committees of the board of directors of the Company will have the following members:

•	Audit Committee: Virginia M. Wilson, Joie A. Gregor and Michael Nevin;

•	Compensation Committee: Joie A. Gregor, Paul Galant and Courtney Mather;

•	Corporate Governance Committee: Michael A. Nutter, Vincent J. Intrieri and William G. Parrett; and

•	Finance Committee: Vincent J. Intrieri, Michael A. Nutter, William G. Parrett and Virginia M. Wilson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUENT INCORPORATED

	By:	/s/ J. Michael Peffer
		Name:	J. Michael Peffer
Date: January 5, 2017		Title:	Executive Vice President, General Counsel and Secretary